UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2013

Black Ridge Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-53952	27-2345075
(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Wayzata Boulevard, Suite 310, Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

(952) 426-1241
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Introduction

On August 8, 2013, Black Ridge Oil & Gas, Inc. (the “Company”) entered into a $50,000,000 first lien revolving credit facility and a $75,000,000 second lien term credit facility, which are described in further detail below.

Senior and Subordinated Credit Facilities

The Company has entered into a Credit Agreement dated August 8, 2013 (the “Senior Credit Agreement”) by and between the Company, as borrower, and Cadence Bank, N.A., as lender (“Cadence”) (the “Senior Credit Facility”). Under the terms of the Senior Credit Agreement, a senior secured revolving line of credit in the maximum aggregate principal amount of $50,000,000 is available from time to time (i) for direct investment in oil and gas properties, (ii) for general working capital purposes, including the issuance of letters of credit, and (iii) to refinance existing debt under the Company’s credit facility with Dougherty Funding LLC, as agent, pursuant to the Amended and Restated Secured Revolving Credit Agreement dated September 5, 2012, as previously disclosed in the Company’s Current Report on Form 8-K dated September 5, 2012 (the “Previous Credit Facility”).

Availability under the Senior Credit Facility is at all times subject to the then-applicable borrowing base, determined by Cadence in a manner consistent with the normal and customary oil and gas lending practices of Cadence. Availability is initially set at $7,000,000 and is subject to periodic redeterminations. Subject to availability under the borrowing base, the Company may borrow, repay and re-borrow funds in amounts of $250,000 or more. At the Company’s election, the unpaid principal balance of any borrowings under the Senior Credit Facility may bear interest at either (i) the Base Rate, as defined in the Senior Credit Facility, plus the applicable margin, which varies from 1.00% to 1.50% or (ii) the LIBOR rate, as defined in the Senior Credit Facility, plus the applicable margin, which varies from 3.00% to 3.50%. Interest is payable for Base Rate loans on the last business day of the month and for LIBOR loans on the last LIBOR business day of each LIBOR interest period. The Company is also required to pay a quarterly fee of 0.50% on any unused portion of the borrowing base, as well as a facility fee of 0.90% of the initial and any subsequent additions to the borrowing base.

The Senior Credit Facility will mature on August 8, 2016. The Company may prepay the entire amount of Base Rate loans at any time, and may prepay the entire amount of LIBOR loans upon at least three business days’ notice to Cadence. The Senior Credit Facility is secured by first priority interests in mortgages on substantially all of the Company’s assets, including but not limited to the Company’s mineral interests in North Dakota and Montana.

On August 8, 2013, the Company entered into a Second Lien Credit Agreement dated August 8, 2013 (the “Subordinated Credit Agreement”) by and among the Company, as borrower, Chambers Energy Management, LP, as administrative agent (“Chambers”), and the several other lenders thereto (the “Subordinated Credit Facility”). Under the Subordinated Credit Facility, term loans in the aggregate principal amount of up to $75,000,000 are available from time to time (i) to repay the Previous Credit Facility, (ii) for fees and closing costs in connection with both the Senior Credit Facility and the Subordinated Credit Facility (together, the “Credit Facilities”), and (iii) general corporate purposes.

The Subordinated Credit Agreement provides for initial commitment availability of $25,000,000, subject to customary conditions, with the remaining commitments subject to the approval of Chambers and other customary conditions. The Company may borrow the available commitments in amounts of $5,000,000 or more and shall not request borrowings of such loans more than once a month. The unpaid principal balance of borrowings under the Subordinated Credit Facility bears interest at the Cash Interest Rate plus the PIK (Payment In Kind) Interest Rate. The Cash Interest Rate is 9.00% per annum plus a rate per annum equal to the greater of (i) 1.00% and (ii) the offered rate for three-month deposits in U.S. dollars that appears on Reuters Screen LIBOR 01 as of 11:00 a.m. (London time) on the second full LIBOR business day preceding the first day of each calendar quarter. The PIK Interest Rate is equal to 4.00% per annum. Interest is payable on the last day of each month. The Company is also required to pay (x) an annual nonrefundable administration fee of $50,000 and (y) until December 31, 2014, a monthly availability fee computed at a rate of 0.50% per annum on the average daily amount of any unused portion of the available amount under the commitment.

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The Subordinated Credit Facility matures on June 30, 2017. Upon at least three business days’ written notice, the Company may prepay the entire amount under the loans, together with accrued interest. Each prepayment made prior to the second anniversary of the funding date, as defined in the Subordinated Credit Facility, shall be accompanied by a make-whole amount, as defined in the Subordinated Credit Agreement. Prepayments made on or after the second anniversary of the funding date shall be accompanied by an applicable premium, as set forth in the Subordinated Credit Agreement. The Subordinated Credit Facility is secured by second priority interests on substantially all of the Company’s assets, including but not limited to second priority mortgages on the Company’s mineral interests in North Dakota and Montana.

Cadence and Chambers have entered into an Intercreditor Agreement dated August 8, 2013 (the “Intercreditor Agreement”). The Intercreditor Agreement (i) provides that any liens on the assets of the Company securing indebtedness under the Subordinated Credit Facility are subordinate to liens on the assets securing indebtedness under the Senior Credit Facility and (ii) sets forth the respective rights, obligations and remedies of the lenders under the Senior Credit Facility with respect to their first priority liens and the lenders under the Subordinated Credit Facility with respect to their second priority liens.

The Credit Facilities require customary affirmative and negative covenants for credit facilities of the respective types and sizes for companies operating in the oil and gas industry, as well as customary events of default. Furthermore, the Credit Facilities contain financial covenants that require the Company to satisfy certain specified financial ratios. The Senior Credit Agreement requires the Company to maintain (i) as of the last day of any fiscal quarter of the Company, a collateral coverage ratio (reserve value plus consolidated working capital to adjusted indebtedness) of at least 1.25 to 1.0, (ii) a ratio of current assets to current liabilities of a minimum of 1.0 to 1.0, (iii) a net debt to EBITDAX, as defined in the Senior Credit Agreement, ratio of 3.5 to 1.0, calculated on a modified trailing four quarter basis, (iv) a maximum senior leverage ratio of not more than 2.5 to 1.0 calculated on a modified trailing four quarter basis, and (v) a minimum interest coverage ratio of not less than 3.0 to 1.0. The Subordinated Credit Agreement requires the Company to maintain (i) as of the last day of any fiscal quarter of the Company, a collateral coverage ratio (reserve value plus consolidated working capital to adjusted indebtedness) of at least 1.25 to 1.0, (ii) as of the last day of any fiscal quarter of the Company, a consolidated net leverage ratio (adjusted total indebtedness less the amount of unrestricted cash equivalents to consolidated EBITDA) of no more than 3.5 to 1.0, calculated on a modified trailing four quarter basis, (iii) as of the last day of any fiscal quarter of the Company, a consolidated cash interest coverage ratio (consolidated EBITDA to consolidated cash interest expense) of no less than 2.5 to 1.0, calculated on a modified trailing four quarter basis and (iv) as of the last day of any period of four consecutive fiscal quarters of the Company, a ratio of consolidated current assets to consolidated current liabilities of at least 1.0 to 1.0. Additional detail regarding the calculations and defined terms with regard to these ratios is found in the Senior Credit Agreement and the Subordinated Credit Agreement. Availability under the Credit Facilities is subject to payoff of the Previous Credit Facility and release of liens thereunder and other conditions precedent. In addition, each of the Credit Facilities requires that the Company enter into hedging agreements prior to funding with regard to a portion of its future oil production.

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This summary is qualified in its entirety by reference to the terms of the Senior Credit Agreement and the Subordinated Credit Agreement attached hereto as, respectively, Exhibits 10.1 and 10.2, which are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the funding of the Credit Facilities, the Company will pay-off amounts outstanding, including accrued interest, and terminate the Previous Credit Facility, the description of which is set forth above in Item 1.01 and which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Subordinated Credit Facility, the Company agreed to issue to the lenders warrants to purchase up to 5,000,000 shares of the Company’s common stock at an exercise price of $0.65. The warrants expire on August 8, 2018. The warrants were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933. This summary is qualified in its entirety by reference to the terms of the Warrants attached hereto as Exhibits 10.3 and 10.4 which are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 8, 2013, the Company issued a press release announcing the new Credit Facilities. A copy of the press release is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in the press release shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the press release shall not be deemed to be incorporated by reference into the Company's filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except as set forth with respect thereto in any such filing.

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Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

10.1 Credit Agreement dated August 8, 2013 by and between Black Ridge Oil & Gas, Inc., as Borrower, and Cadence Bank, N.A., as Lender.

10.2 Second Lien Credit Agreement dated August 8, 2013 by and among Black Ridge Oil & Gas, Inc., as Borrower, the several banks and other financial institutions or entities from time to time parties thereto, as Lenders, and Chambers Energy Management LP, as Agent.

10.3 Warrant dated August 8, 2013 from Black Ridge Oil & Gas, Inc. to Chambers Energy Capital II, LP.

10.4 Warrant dated August 8, 2013 from Black Ridge Oil & Gas, Inc. to Chambers Energy Capital II TE, LP.

99.1 Press release dated August 8, 2013 (furnished).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLACK RIDGE OIL & GAS, INC.

(Registrant)

Date: August 8, 2013

/s/ Ken DeCubellis, Chief Executive Officer

Ken DeCubellis, Chief Executive Officer

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